Exhibit 1.01

L-3 Communications Holdings, Inc.

L-3 Communications Corporation

Conflict Minerals Report

For The Year Ended December 31, 2014

L-3 Communications Holdings, Inc. and L-3 Communications Corporation (referred to collectively herein as “L-3,” the “Company,” “we,” “us,” or “our”) have prepared this Conflict Minerals Report (“CMR”) for the year ended December 31, 2014 to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (“Rule 13p-1”). Rule 13p-1 was adopted by the U.S. Securities and Exchange Commission (the “SEC”) to implement disclosure and reporting requirements pursuant to Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”). The information in this CMR includes the activities of L-3 and its majority-owned subsidiaries and variable interest entities that are required to be consolidated.

Based upon our analysis of the broad range of L-3’s communication and electronic systems and products, we have determined that L-3 manufactures or contracts to manufacture certain products that contain cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum and tungsten (“3TG”) necessary to the functionality or production of such products.

Accordingly, as required by Rule 13p-1, we conducted, in good faith, a reasonable country of origin inquiry to determine whether any of the 3TG contained in our products originated in the Democratic Republic of the Congo or Angola, Burundi, Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia (the “Covered Countries”) or were from recycled or scrap sources. Based on this reasonable country of origin inquiry, we had reason to believe that the 3TG contained in our products may have originated in the Covered Countries or may not be from scrap or recycled sources. We therefore exercised due diligence on the source and chain of custody of such 3TG in conformance with the framework in The Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance (the “OECD Guidance”) for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas. After conducting such due diligence, we are unable to determine, with the greatest possible specificity, the facilities used to process the 3TG contained in our products or the country of origin of such 3TG. A description of our efforts to determine the mine or location of origin of the 3TG contained in our products is described below under “Due Diligence Measures.”

As permitted by Rule 13p-1, this Report has not been subject to an independent private sector audit.

This report is available on our website at www.l-3com.com/investor-relations/corporate-governance.html

I.	Company and Product Overview

L-3 Communications Holdings, Inc. derives all of its operating income and cash flows from its wholly-owned subsidiary, L-3 Communications Corporation. L-3 Communications Corporation is a prime contractor in Intelligence, Surveillance and Reconnaissance (ISR) systems, aircraft sustainment (including modifications, logistics and maintenance), simulation and training, night vision and image intensification equipment, enterprise and mission information technology (IT) solutions, and cyber operations. L-3 is also a leading provider of a broad range of communication and electronic systems and products used on military and commercial platforms. Our customers include the U.S. Department of Defense and its prime contractors, U.S. Government intelligence agencies, the U.S. Department of Homeland Security, foreign governments, and domestic and international commercial customers. We have four reportable segments: Electronic Systems, Aerospace Systems, Communication Systems and National Security Solutions.

The businesses in our Electronic Systems segment provide a broad range of products and services, including components, products, subsystems, systems and related services.

The businesses in our Aerospace Systems segment provide products and services for the global ISR market, specializing in signals intelligence and multi-intelligence platforms, as well as select Command, Control and Communications (C3) systems products.

The businesses in our Communication Systems segment provide networked communication systems, secure communications products, radio frequency components, satellite communication terminals, and space, microwave and telemetry products.

The businesses in our National Security Solutions segment provide enterprise and mission IT solutions, cyber operations support, intelligence operations support, integrated security and big data solutions.

II.	Due Diligence Measures

We designed our due diligence measures to conform, in all material respects, with the framework in the OECD Guidance. L-3 has a broad product portfolio and a supply chain that is global, complex and has multiple tiers. As a downstream purchaser, we rely on our direct suppliers to provide information with respect to the origin of 3TG contained in our products, including sources of 3TG that are supplied to our direct suppliers by lower tier suppliers. In almost all cases, the information relating to the 3TG contained in our products that we received as part of our due diligence process was obtained from lower tier suppliers. These sources of information may yield inaccurate or incomplete information. Due diligence measures, no matter how well designed and operated, can provide only reasonable, not absolute, assurance, that the due diligence objectives are met.

Our due diligence process included the following:

•	Steering Committee, Work Plan and Control Systems. We have a Cross Functional Steering Committee (CFSC) which is responsible for implementing our 3TG compliance strategy at the corporate and division levels. Our CFSC includes various corporate executive level members of L-3 representing supply chain and procurement, legal, finance and accounting, information technology, quality, internal audit, and contracts. The CFSC is also supplemented by resources from L-3 divisions located on site where the sourcing of materials takes place. The CFSC has developed a phased approach for determining the sourcing of 3TG contained in our products and has created work instructions that outline the responsibilities and processes to be used to conduct due diligence on the source of 3TG contained in our products.

•	Risk Management Plan and Controls. We conduct a risk management plan that includes our 3TG compliance program and have implemented a number of controls designed to provide reasonable assurance that our 3TG compliance strategy is appropriately implemented, managed and monitored. We also have a number of longstanding grievance mechanisms in place pursuant to which employees and suppliers can report violations of 3TG compliance strategy or provide early-warning of potential violations. These policies and procedures are outlined in our Code of Ethics available on our website at http://www.l-3com.com/code-of-ethics-and-business-conduct.

•	Supplier Engagement and Education. We notified our suppliers of our 3TG reporting requirements under Rule 13p-1 and our expectation that our suppliers would report 3TG supply-chain information to enable our compliance with the reporting requirements under Rule 13p-1. We also engaged with our suppliers to further educate them on the 3TG reporting requirements and provided training resources and answers to frequently asked questions.

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•	Participation in Industry Wide Programs and Initiatives. We participate in industry-wide initiatives, including the Aerospace Industry Association’s Conflict Minerals Working Group, to define and create standardized procedures for supply chain mapping and identify and certify socially responsible smelters and refiners. We leveraged this industry experience and evolving “best practices” in creating our own due diligence procedures and processes. As outlined in the OECD Guidance, we support an industry initiative that audits smelters’ and refiners’ due diligence activities. That industry initiative is the Conflict-Free Sourcing Initiative (CFSI) which was founded in 2008 by the Electronic Industry Citizenship Coalition (EICC) and The Global e-Sustainability Initiative’s (GeSI).

•	Survey of Direct Suppliers. During 2014 we surveyed direct suppliers to L-3 regarding the source of 3TG contained in our products using a questionnaire (the “L-3 Questionnaire”) that was largely based upon the template developed by the EICC and GeSI, known as the Conflict Minerals Reporting Template (the “CMRT Template”). The CMRT Template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. The CMRT Template includes questions regarding a company’s policy with respect to 3TG sourcing, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the CMRT Template contains questions about the origin of 3TG contained in a company’s products, as well as supplier due diligence. The L-3 Questionnaire also enables us to track and consolidate supply chain responses within an electronic database tool used across all of our divisions.

•	Assessment of and Follow-up on Supplier Response. We reviewed the supplier responses using criteria developed by us to determine which responses required follow-up with our suppliers and/or suggested an increased risk that the supplier may have provided 3TG that originated in the Covered Countries. This criteria assisted us in identifying responses from suppliers that were untimely, incomplete or inconsistent with other reported data. To the extent ambiguities or inconsistencies existed, we solicited updated or more comprehensive responses from our suppliers. We also conducted additional follow-up with suppliers who had not responded to our initial requests to provide 3TG information.

III.	Due Diligence Results

We received responses from approximately 65% of the suppliers surveyed in 2014. The large majority of the supplier responses, however, did not isolate or represent with specificity which smelters or refiners in their supply chain had supplied the 3TG contained in our products. Accordingly, we were unable to validate with specificity the facilities used to process the 3TG or the country of origin of the 3TG.

The supplier responses identified 253 known smelters and refiners that were reported to be in our supply chain for the period from January 1, 2014 to December 31, 2014. Of those 253 smelters and refiners, 182 have been verified as conflict-free or in the audit process. The following table presents the number of identified smelters or refiners verified as conflict-free or in the audit process by mineral.

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Identified smelters or refiners verified as conflict-free or in the audit process
Tantalum	32 of 34 (94%)
Tin	53 of 79 (67%)
Tungsten	23 of 28 (82%)
Gold	74 of 112 (66%)
Total	182 of 253 (72%)

The data on which we relied for certain statements in this CMR was obtained through our membership in the CFSI (CFSI member LCOM).

Based on the information provided by L-3’s suppliers, L-3 believes that the facilities that may have been used to process the 3TG in our products include the smelters and refiners listed in Annex I below.

IV.	Steps to Mitigate Future Risk That 3TG in Our Products Benefit Armed Groups

As provided in our 3TG Statement (available on our website at www.l-3com.com/suppliers/conflict-materials.html), L-3 is committed to compliance with Rule 13p-1 and is dedicated to the implementation of comprehensive due diligence processes to meet its obligations. L-3 also believes in the responsible sourcing of materials and will continue its efforts to ensure a conflict-free supply chain to the extent reasonably practicable.

Consistent with our 3TG Statement, we expect to continue to take the following steps to comply with our future obligations under Rule 13p-1 and, to the extent reasonably possible, mitigate the risk that 3TG contained in our products benefit armed groups in the Covered Countries:

•	Mandate or Encourage 3TG Flow-Clauses in Supply Contracts. We intend to continue to include the L-3 Conflict Minerals Clause, which requires suppliers to provide 3TG sourcing and smelter information, as part of our standard Terms and Conditions of Purchase in new or renewed supplier contracts.

•	Engage Suppliers. We plan to continue to engage with suppliers and direct them to training resources in order to improve the response rate, completeness and accuracy of our supplier survey responses. If we identify suppliers who are sourcing 3TG from the Covered Countries, we intend to negotiate with them to mitigate the risk that such 3TG benefits armed groups and/or to establish alternative sources of 3TG that do not support such groups. If these efforts prove unsuccessful, we may, when reasonably practicable, terminate the contract or find a replacement supplier.

•	Coordinate with Industry Associations. We expect to continue to participate in industry group efforts to define and improve best practices for 3TG supply chain mapping and induce 3TG smelters and refiners to adopt socially responsible business practices.

•	Commit Resources and Management Attention. We expect our CFSC will continue to be dedicated to implementing and executing our 3TG compliance strategy at the corporate and

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division levels with the assistance of resources from L-3 divisions located on site where the sourcing of materials takes place. We anticipate that we will continue to devote resources and personnel to the work of this committee and support its approach for determining the sourcing of 3TG contained in our products and the related work plan.

•	Maintain Risk Management Plan, Controls and Grievance Mechanisms We plan to refine our risk management plan and controls over time to ensure that our 3TG compliance strategy is appropriately implemented, managed and monitored. We also intend to address, as appropriate, complaints or concerns expressed through our grievance mechanisms with respect to our 3TG compliance efforts.

Forward-Looking Statements

Certain of the matters discussed in this CMR, including in particular, efforts to mitigate risks that 3TG contained in our products could benefit armed groups in the Covered Countries, include forward-looking statements. Readers of this document are cautioned that our forward-looking statements are not guarantees of our future actions, which may differ materially from the expectations expressed in the forward-looking statements. We expressly disclaim a duty to provide updates to these forward-looking statements after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

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ANNEX I

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tin	Minsur	Peru
Tin	Alpha	United States
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China
Tin	China Tin Group Co., Ltd.	China
Tin	CNMC (Guangxi) PGMA Co. Ltd.	China
Tin	Cooper Santa	Brazil
Tin	CV Serumpun Sebalai	Indonesia
Tin	CV United Smelting	Indonesia
Tin	Dowa	Japan
Tin	EM Vinto	Bolivia
Tin	Estanho de Rondônia S.A.	Brazil
Tin	Fenix Metals	Poland
Tin	Novosibirsk Integrated Tin Works	Russian Federation
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	China
Tin	Gejiu Zi-Li	China
Tin	Huichang Jinshunda Tin Co. Ltd	China
Tin	Nankang Nanshan Tin Manufactory Co., Ltd	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Linwu Xianggui Smelter Co	China
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Melt Metais e Ligas S/A	Brazil
Tin	Metallo Chimique	Belgium

Tin	Mineração Taboca S.A.	Brazil
Tin	Mitsubishi Materials Corporation	Japan
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	Operaciones Metalurgical S.A.	Bolivia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Bangka Putra Karya	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Karimun Mining	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT REFINED BANGKA TIN	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Tambang Timah	Indonesia
Tin	PT Timah (Persero), Tbk	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	Rui Da Hung	Taiwan
Tin	Soft Metais, Ltda.	Brazil
Tin	Thaisarco	Thailand
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China

Tin	Yunnan Tin Company, Ltd.	China
Tin	PT BilliTin Makmur Lestari	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	CV Gita Pesona	Indonesia
Tin	PT JusTindo	Indonesia
Tin	CV Makmur Jaya	Indonesia
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	Feinhütte Halsbrücke GmbH	Germany
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	PT Timah (Persero), Tbk	Indonesia
Tin	PT Timah (Persero), Tbk	Indonesia
Tin	PT Koba Tin	Indonesia
Tin	Metallic Resources Inc	United States
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	PT Alam Lestari Kencana	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Bangka Kudai Tin	Indonesia
Tin	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	PT Fang Di MulTindo	Indonesia
Tin	PT HP Metals Indonesia	Indonesia
Tin	PT Inti Stania Prima	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Pelat Timah Nusantara Tbk	Indonesia
Tin	PT Seirama Tin investment	Indonesia

Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Supra Sukses Trinusa	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	PT Yinchendo Mining Industry	Indonesia
Tin	PT Supra Sukses Trinusa	Indonesia
Tin	PT Tambang Timah	Indonesia
Tin	VQB Mineral and Trading Group JSC	Vietnam
Tantalum	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	Conghua Tantalum and Niobium Smeltry	China
Tantalum	Duoluoshan	China
Tantalum	Exotech Inc.	United States
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	H.C. Starck Smelting GmbH & Co.KG	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Hi-Temp Specialty Metals, Inc.	United States
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	KEMET Blue Powder	United States
Tantalum	King-Tan Tantalum Industry Ltd	China
Tantalum	LSM Brasil S.A.	Brazil
Tantalum	Metallurgical Products India (Pvt.) Ltd.	India
Tantalum	Mineração Taboca S.A.	Brazil

Tantalum	Mitsui Mining & Smelting	Japan
Tantalum	Molycorp Silmet A.S.	Estonia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	QuantumClean	United States
Tantalum	RFH Tantalum Smeltry Co., Ltd	China
Tantalum	Shanghai Jiangxi Metals Co. Ltd	China
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	Taki Chemicals	Japan
Tantalum	Telex	United States
Tantalum	Ulba	Kazakhstan
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	China
Tantalum	Zhuzhou Cement Carbide	China
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	Conghua Tantalum and Niobium Smeltry	China
Tantalum	Global Advanced Metals Boyertown	United States
Tantalum	H.C. Starck GmbH Laufenburg	Germany
Tantalum	KEMET Blue Metals	Mexico
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	H.C. Starck GmbH	Germany

Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Kennametal Fallon	United States
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	Vietnam
Tungsten	Wolfram Bergbau und Hütten AG	Austria
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China
Tungsten	Kennametal Huntsville	United States
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.	United States
Tungsten	Pobedit, JSC	Russian Federation
Gold	Aida Chemical Industries Co. Ltd.	Japan
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brazil

Gold	Argor-Heraeus SA	Switzerland
Gold	Asahi Pretec Corporation	Japan
Gold	Asaka Riken Co Ltd	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	Aurubis AG	Germany
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Bauer Walser AG	Germany
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	Caridad	Mexico
Gold	CCR Refinery – Glencore Canada Corporation	Canada
Gold	Cendres + Métaux SA	Switzerland
Gold	Chimet S.p.A.	Italy
Gold	Chugai Mining	Japan
Gold	Daejin Indus Co. Ltd	Republic of Korea
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Do Sung Corporation	Republic of Korea
Gold	Doduco	Germany
Gold	Dowa	Japan
Gold	Eco-System Recycling Co., Ltd.	Japan
Gold	FSE Novosibirsk Refinery	Russian Federation
Gold	Gansu Seemine Material Hi-Tech Co Ltd	China
Gold	Guangdong Jinding Gold Limited	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Heimerle + Meule GmbH	Germany

Gold	Heraeus Ltd. Hong Kong	Hong Kong
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	Hunan Chenzhou Mining Group Co., Ltd.	China
Gold	Hwasung CJ Co. Ltd	Republic of Korea
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Company Limited	China
Gold	Johnson Matthey Inc	United States
Gold	Johnson Matthey Ltd	Canada
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Uralelectromed	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kazzinc Ltd	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States
Gold	Kojima Chemicals Co., Ltd	Japan
Gold	Korea Metal Co. Ltd	Republic of Korea
Gold	Kyrgyzaltyn JSC	Kyrgystan
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	China
Gold	LS-NIKKO Copper Inc.	Republic of Korea
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	China
Gold	Materion	United States
Gold	Matsuda Sangyo Co., Ltd.	Japan

Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	Mexico
Gold	Metalor Technologies (Hong Kong) Ltd	Hong Kong
Gold	Metalor Technologies (Singapore) Pte. Ltd.	Singapore
Gold	Metalor Technologies SA	Switzerland
Gold	Metalor USA Refining Corporation	United States
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	Nihon Material Co. LTD	Japan
Gold	Ohio Precious Metals, LLC	United States
Gold	Ohura Precious Metal Industry Co., Ltd	Japan
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	Russian Federation
Gold	OJSC Kolyma Refinery	Russian Federation
Gold	PAMP SA	Switzerland
Gold	Penglai Penggang Gold Industry Co Ltd	China
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Précinox SA	Switzerland
Gold	Rand Refinery (Pty) Ltd	South Africa
Gold	Royal Canadian Mint	Canada
Gold	Sabin Metal Corp.	United States
Gold	SAMWON METALS Corp.	Republic of Korea

Gold	Schone Edelmetaal	Netherlands
Gold	SEMPSA Joyería Platería SA	Spain
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	China
Gold	So Accurate Group, Inc.	United States
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Solar Applied Materials Technology Corp.	Taiwan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	The Great Wall Gold and Silver Refinery of China	China
Gold	The Refinery of Shandong Gold Mining Co. Ltd	China
Gold	Tokuriki Honten Co., Ltd	Japan
Gold	Tongling nonferrous Metals Group Co.,Ltd	China
Gold	Torecom	Republic of Korea
Gold	Umicore Brasil Ltda	Brazil
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Umicore SA Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States
Gold	Valcambi SA	Switzerland
Gold	Western Australian Mint trading as The Perth Mint	Australia
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	Japan
Gold	Yokohama Metal Co Ltd	Japan
Gold	Yunnan Copper Industry Co Ltd	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	Zijin Mining Group Co. Ltd	China

Gold	Advanced Chemical Company	United States
Gold	Tongling nonferrous Metals Group Co.,Ltd	China
Gold	FAGGI ENRICO SPA	Italy
Gold	Kennecott Utah Copper LLC	United States
Gold	Lingbao Gold Company Limited	China
Gold	Metalor Technologies SA	Switzerland
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Ohio Precious Metals, LLC	United States
Gold	Samduck Precious Metals	Republic of Korea
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	CCR Refinery – Glencore Canada Corporation	Canada